Exhibit 99.3

1 U P X Using a black ink pen, mark your votes with an X as shown in this example. Please do not write outside the designated areas. 0336IC + + Proposals — The Board of Directors Recommends A a vote FOR Proposals 1 and 2. 1. Approval of Merger Agreement. To approve the principal terms of the Agreement and Plan of Merger and Reorganization, dated as of May 16, 2019, by and among Heritage Commerce Corp, Heritage Bank of Commerce and Presidio Bank and the transactions contemplated by the Agreement and Plan of Merger and Reorganization, including the merger (the “Merger”) of Presidio Bank with and into Heritage Bank of Commerce, with Heritage Bank of Commerce surviving the Merger, and the cancellation of each outstanding share of Presidio Bank common stock (other than dissenting shares and excluded shares) in exchange for Heritage Commerce Corp common stock. For Against Abstain Please sign exactly as name(s) appears hereon. Joint owners should each sign. When signing as attorney, executor, administrator, corporate officer, trustee, guardian, or custodian, please give full title. Date (mm/dd/yyyy) — Please print date below. Signature 1 — Please keep signature within the box. Signature 2 — Please keep signature within the box. C Authorized Signatures — This section must be completed for your vote to count. Please date and sign below. qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Special Meeting Proxy Card B Non-Voting Items Change of Address — Please print new address below. Comments — Please print your comments below. Meeting Attendance Mark box to the right if you plan to attend the Special Meeting. 2. Grant of Discretionary Authority to Adjourn Meeting. To grant discretionary authority to adjourn the special meeting if necessary or appropriate in the judgment of our board of directors to solicit additional proxies or votes in favor of approval of the principal terms of the Agreement and Plan of Merger and Reorganization, dated as of May 16, 2019, by and among Heritage Commerce Corp, Heritage Bank of Commerce and Presidio Bank and the transactions contemplated thereby, including the Merger. For Against Abstain IMPORTANT SPECIAL MEETING INFORMATION 000004 MR A SAMPLE DESIGNATION (IF ANY) ADD 1 ADD 2 ADD 3 ADD 4 ADD 5 ADD 6 ENDORSEMENT_LINE SACKPACK 1234 5678 9012 345 MMMMMMMMM MMMMMMMMMMMMMMM 4 2 4 4 4 1 MR A SAMPLE (THIS AREA IS SET UP TO ACCOMMODATE 140 CHARACTERS) MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND MR A SAMPLE AND C 1234567890 J N T C123456789 MMMMMMMMMMMM MMMMMMM 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext 000000000.000000 ext If no electronic voting, delete QR code and control # Î” â‰^ You may vote online or by phone instead of mailing this card. Online Go to www.investorvote.com/PDOB or scan the QR code — login details are located in the shaded bar below. Save paper, time and money! Sign up for electronic delivery at www.investorvote.com/PDOB Phone Call toll free 1-800-652-VOTE (8683) within the USA, US territories and Canada Votes submitted electronically must be received by 11:59am, (EST), on [•], 2019. Your vote matters – here’s how to vote!

Small steps make an impact. Help the environment by consenting to receive electronic delivery, sign up at www.investorvote.com/PDOB REVOCABLE PROXY FOR THE SPECIAL MEETING OF SHAREHOLDERS TO BE HELD ON [•], 2019 THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS OF PRESIDIO BANK The undersigned hereby appoints Stephen G. Heitel, Edward Murphy and James R. Woolwine and each of them, their attorneys, agents, and proxies, with full powers of substitution to represent and vote, as provided on the other side, all the shares of Presidio Bank Common Stock which the undersigned is entitled to vote, and, in their discretion, to vote upon such other business as may properly come before the Special Meeting of Shareholders of the Bank to be held on [•], 2019 or at any adjournment or postponement thereof, with all powers which the undersigned would possess if present at the Meeting. I/we hereby ratify and confirm all that said attorneys and proxies, or any of them, or their substitutes, shall lawfully do or cause to be done because of this proxy, and hereby revoke any and all proxies I/we have given before to vote at the Special Meeting. I/we acknowledge receipt of the Notice of Special Meeting and the Joint Proxy Statement/Prospectus which accompanies the Notice. THE BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” APPROVAL OF THE MERGER AGREEMENT AND “FOR” APPROVAL OF THE GRANT OF DISCRETIONARY AUTHORITY TO ADJOURN THE MEETING. THE PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS MADE, IT WILL BE VOTED “FOR” PROPOSALS 1 AND 2. Proxy—Presidio Bank qIF VOTING BY MAIL, SIGN, DETACH AND RETURN THE BOTTOM PORTION IN THE ENCLOSED ENVELOPE.q Important notice regarding the Internet availability of proxy materials for the Special Meeting of Shareholders to be held on [•], 2019. The Joint Proxy Statement/Prospectus is available at: www.edocumentview.com/PDOB